UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  February 8, 2016

INNOVUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52991	90-0814124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9171 Towne Centre Drive, Suite 440, San Diego, CA 92122
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 964-5123

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Signing of Asset Purchase Agreement

On February 8, 2016 (the “Closing Date”), Innovus Pharmaceuticals, Inc., a Nevada corporation (“Innovus”), Beyond Human, LLC, a Texas limited liability company (“Beyond Human”) and George Rivera, Mary Rusfeldt and Chad Hamzeh (the “Sellers”) entered into an Asset Purchase Agreement (“APA”), pursuant to which Innovus agreed to purchase substantially all of the assets of Beyond Human (the “Acquisition”) for a total cash payment of $630,000 (the “Purchase Price”). The Purchase Price is to be paid in the following manner:  (1) $300,000 in cash at the closing of the Acquisition (the “Initial Payment”), (2) $100,000 in cash four months from the closing upon the occurrence of certain milestones as described in the APA, (3) $100,000 in cash eight months from the closing upon the occurrence of certain milestones as described in the APA, and (4) $130,000 in cash in twelve months from the closing upon the occurrence of certain milestones as described in the APA.

The closing of the Acquisition is to occur upon the satisfaction of five closing conditions:  (1) the delivering of acceptable marketing materials for Beyond Human’s products by Sellers and Beyond Human to Innovus, in Innovus’s sole discretion, (2) the delivering of all contracts signed with services providers, (3) the delivering of all contracts related to marketing, sales and product promotion, (3) the delivering of all contracts signed for manufacturing if any, (4) the delivering of all contracts signed with contractors and (5) the wiring of the Initial Payment by Innovus to Beyond Human.  Innovus currently expects the Acquisition to close on or before the end of February.

With the Acquisition, Innovus shall acquire the worldwide rights to all of the Beyond Human products.

        The foregoing descriptions of the APA does not purport to be complete, and is qualified in its entirety by references to the full text of the APA, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

A copy of the APA has been included as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms.  It is not intended to provide any other factual information about Innovus, Beyond Human or any of their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the APA were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the APA; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to the APA; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Innovus, Beyond Human or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the APA, which subsequent information may or may not be fully reflected in Innovus’ public disclosures.

Item 7.01                      Regulation FD Disclosure.

On February 11, 2016, the Company issued a press release announcing the Acquisition.  The press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

2.1	Asset Purchase Agreement, dated February 8, 2016, by and among Innovus Pharmaceuticals, Inc., Beyond Human, LLC, George Rivera, Mary Rusfeldt and Chad Hamzeh.
99.1	Press Release, issued February 11, 2016 by Innovus Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNOVUS PHARMACEUTICALS, INC.
Date: February 11, 2016
	By:	/s/ BASSAM DAMAJ
Bassam Damaj
President and Chief Executive Officer